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                                                                     EXHIBIT 4.2

                   Third Amended Certificate of Designations
                                      of
                                FirstQuote Inc.
                            A Delaware Corporation

     The undersigned, Neil Gibbons and Daniel Huber, hereby certify that:

     1. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of FirstQuote Inc., a Delaware corporation (the "Corporation").

     2. The Corporation, in its Certificate of Incorporation, has authorized 10,000,000 shares of preferred stock. By resolution, the Board of Directors of the Corporation has previously designated 750,000 shares of preferred stock authorized by the Certificate of Incorporation as Series A Preferred Stock. The Corporation subsequently issued 283,781 shares of Series A Preferred Stock of which 277,281 shares were converted into Common Stock and 6,500 shares of Series A Preferred Stock are outstanding as of the date of this Third Amended Certificate of Designations. The Board of Directors of the Corporation has also previously designated 1,923,716 shares of preferred stock authorized by the Certificate of Incorporation as Series B Preferred Stock, all of which are outstanding as of the date of this Third Amended Certificate of Designations. The Board of Directors of the Corporation has also previously designated 3,783,784 shares of preferred stock authorized by the Certificate of Incorporation as Series C Preferred Stock, all of which are outstanding as of the date of this Third Amended Certificate of Designations.

     3. By resolution, the Board of Directors of the Corporation has also designated 197,815 shares of preferred stock authorized by the Certificate of Incorporation as Series D Preferred Stock. No shares of Series D Preferred Stock have been issued.

     4. Pursuant to authority given by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation has duly adopted substantially the following recital and resolution:

               WHEREAS, Article IV of the Certificate of Incorporation of the Corporation authorizes this Corporation to issue 10,000,000 shares of preferred stock, $.001 par value per share, issuable from time to time in one or more series (the "Preferred Stock").

               RESOLVED, the Board of Directors hereby determines that it is in the best interests of this Corporation to amend and restate the Amended Certificate of Designations with respect to the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to designate 197,815 shares of Series D Preferred Stock upon the following terms and conditions:

     Section 1.  Designation.  The initial series of Preferred Stock shall be
                 -----------
designated and known as "Series A Preferred Stock." The number of authorized shares constituting such series shall be 6,500. The Series A Preferred Stock shall have a par value of $.001 per share. The second series of Preferred Stock shall be designated and known as "Series B Preferred Stock." The number of authorized shares constituting such series shall be 1,923,716. The Series B
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Preferred Stock shall have a par value of $.001 per share. The third series of
Preferred Stock shall be designated and known as "Series C Preferred Stock." The number of authorized shares constituting such series shall be 3,783,784. The Series C Preferred Stock shall have a par value of $.001 per share. The fourth series of Preferred Stock shall be designated and known as "Series D Preferred Stock." The number of authorized shares constituting such series shall be 197,815. The Series D Preferred Stock shall have a par value of $.001 per share.

     Section 2.  Definitions.  For the purposes of this Third Amended
                 -----------
Certificate of Designations, the following terms shall have the meanings indicated:

          "Alternative Liquidation Preference" shall mean $3.50 per share of
           ----------------------------------
Preferred Stock plus any accrued and unpaid dividends if the event of liquidation occurs on or before December 31, 2000 and thereafter shall mean $5.20 per share of Preferred Stock plus any accrued and unpaid dividends.

          "Common Stock" shall mean the Corporation's $.001 par value common
           ------------
 stock.

          "Conversion Price" has the meaning assigned to such term in Section 7
           ----------------
(a).

          "Expiration Date of the Registration Rights" shall the mean the
           ------------------------------------------
expiration date of the registration rights granted to the holders of the Series D Preferred Stock pursuant to the terms of that certain Registration Rights Agreement dated December ___, 1999 between the holders of the Series D Preferred Stock and the Corporation.

          "Initial Conversion Price" shall mean with respect to Series A
           ------------------------
Preferred Stock, $1.75 per share of Series A Preferred Stock; with respect to Series B Preferred Stock, shall mean $1.5595 per share of Series B Preferred Stock; with respect to Series C Preferred Stock, shall mean $1.85 per share of Series C Preferred Stock, with respect to Series D Preferred Stock, shall mean $6.50 per share of Series D Preferred Stock,

          "Junior Stock" shall mean any capital stock of the Corporation,
           ------------
including without limitation the Common Stock, ranking junior to either the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, with respect to dividends, distribution in liquidation or any other preferences, rights and powers.

          "Liquidation Preference" shall mean with respect to the Series A
           ----------------------
Preferred Stock $3.50 per share of Series A Preferred Stock plus any accrued and unpaid dividends; and shall mean with respect to the Series B Preferred Stock and Series C Preferred Stock $1.85 per share of Preferred Stock plus any accrued and unpaid dividends.

          "Parity Stock" shall mean any capital stock of the Corporation
           ------------
ranking on a parity with either the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, with respect to dividends, distributions in liquidation and all other preferences, rights or powers.

          "Person" shall mean any individual, firm, corporation, partnership,
           ------
trust, incorporated or unincorporated association, joint venture, joint stock company, government (or

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an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" shall mean the Series A Preferred Stock, the Series
           ---------------
B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, unless the context denotes otherwise.

          "Senior Stock" shall mean any capital stock of the Corporation ranking
           ------------
senior to either the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, with respect to dividends, distribution in liquidation or any other preference, right or power.

     Section 3.  Ranking.  The Series B Preferred Stock and the Series C
                 -------
Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, as a group rank senior to all other equity securities of the Corporation, including the Series A Preferred Stock, the Series D Preferred Stock and the Common Stock and any other series or class of the Corporation's preferred or common stock, now or hereafter authorized. The Series D Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, as a group rank junior to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and shall rank on a parity with all other equity securities of the Company, including the Common Stock and any other series or class of the Corporation's common stock, now or hereafter authorized.

     Section 4.  Dividends.
                 ---------

          (a) The holders of shares of Series D Preferred Stock shall be entitled to receive dividends at a rate of four percent (4%) of the Initial Conversion Price per share per year, payable annually (the "Series D Dividends"), when, as, and if declared by the Board of Directors of the Corporation. The Series D Dividends shall be cumulative and shall commence to accrue on the Expiration Date of the Registration Rights and shall be payable commencing on the first anniversary of the Expiration Date of the Registration Rights and on each subsequent anniversary thereafter, to holders of record on such date. The Series D Dividends shall be payable only out of funds legally available therefor, prior and in preference to any dividend payment with respect to Common Stock.

          (b) In addition to the Series D Dividends, if any dividends or other distributions (including, without limitation, any distribution of cash, indebtedness, assets or other property, but excluding any dividend payable in shares of its common stock) on Common Stock ("Dividends") are so permitted and declared, such Dividends shall be paid pro rata to the holders of the Common Stock and Preferred Stock. The holders of Preferred Stock shall receive a Dividend in an amount that would be payable to such holder assuming that such shares had been converted on the record date for determining the stockholders of the Corporation entitled to receive payment of such Dividends into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in Section 7.

     Section 5.  Voting Rights.
                 -------------

          In addition to any voting rights provided by law, the holders of shares of Preferred Stock shall have the following voting rights:

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          (a)  Except as otherwise required by applicable law and without limiting the provisions of Section 5(b) below, each share of Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at each special and annual meeting of shareholders, on all matters voted on by holders of Common Stock, voting together as a single class with the holders of Common Stock and with holders of all other shares entitled to vote thereon. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast the number of votes that such holder would be entitled to cast assuming that such shares of Preferred Stock had been converted, on the record date for determining the stockholders entitled to vote on any such matters, into the maximum number of shares of Common Stock into which such shares Preferred Stock are then convertible as provided in Section 7(d) below.

          (b)  The Board of Directors of the Corporation shall consist of nine
(9) members. The holders of Series B Preferred Stock, voting together as a class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of Directors. The holders of Series C Preferred Stock, voting together as a class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of Directors. The holders of the Series D Preferred Stock and the Common Stock, voting together as a class, shall be entitled to elect five (5) members of the Board of Directors at each meeting or pursuant to each consent of the shareholders for the election of Directors.

          (c) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of more than 50% of the outstanding shares of the Series A Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock, as the case may be, shall be necessary to (1) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes of Senior Stock or Parity Stock or any additional shares of such series, (2) authorize, adopt or approve any amendment to the Certificate of Incorporation, the Bylaws or this Third Amended Certificate of Designations that would increase or decrease the par value of the shares of such series, alter or change the powers, preferences or rights of the shares of such series or alter or change the powers, preferences or rights of any other capital stock of the Corporation if after such alteration or change such capital stock would be Senior Stock or Parity Stock to such series, (3) amend, alter or repeal the Certificate of Incorporation or this Third Amended Certificate of Designations so as to affect the shares of such series adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation, or by amending, altering or repealing Section 5(b) above, or (4) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock.

     Section 6.  Liquidation, Dissolution or Winding Up.
                 --------------------------------------

            (a) Except as otherwise provided in subpart (b) below, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Junior Stock may be made, the holder of each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to be paid an amount equal to the Liquidation Preference of such share, plus all accrued or

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declared but unpaid dividends on such share, in the following order of priority:
first, to the holders of the Series B Preferred Stock and Series C Preferred Stock as a group; next, to the holders of the Series A Preferred Stock; and, then, to the holders of the Junior Stock, in accordance with the rights under such shares of Junior Stock. Subsequent to the payment of all Liquidation Preferences plus all accrued or declared but unpaid dividends on such shares pursuant to this subpart (a), each share of Series B Preferred Stock and Series
C Preferred Stock shall participate with the holders of the Series D Preferred Stock and the Common Stock on any further distributions or payments in proportion to their holdings assuming that such shares of Preferred Stock had been converted, on the record date for determining the stockholders entitled to receive distributions or payments, into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in Section 7(d).

          (b) If in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock and Series C Preferred Stock would receive distributions pursuant to subpart (a) of this Section 6 in an amount less than the Alternative Liquidation Preference, then the holders of the Series B Preferred Stock and the Series C Preferred Stock shall receive, prior to and in preference to the holders of any Common Stock, Series A Preferred Stock or Series D Preferred Stock, the Alternative Liquidation Preference and no more.

          (c) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of either the Series B Preferred Stock and Series C Preferred Stock, as a group, or the Series A Preferred Stock shall be insufficient to permit payment of the Liquidation Preference payable in full to the holders of such series, then all of the assets available for distribution to holders of such series shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. A consolidation or merger of the Corporation into or with another corporation or corporations in which the Corporation is not the successor, or the sale of all or substantially all of the assets of the Corporation to another corporation or any other entity, shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

     Section 7. Conversion of Preferred Stock into Common Stock.
                -----------------------------------------------

          (a)   Right to Convert.  Each share of Preferred Stock shall be
                ----------------
convertible at any time, at the option of the holders thereof, into fully paid and nonassessable shares of Common Stock at the Initial Conversion Price, subject to adjustment as set forth in this Section 7 (the "Conversion Price"). Notwithstanding any other provision contained herein, in the event the Corporation gives written notice of its intention to redeem the Preferred Stock pursuant to Section 8(b) below, any such shares called for redemption shall be or become eligible for conversion up through the date of redemption identified in the written notice issued pursuant to Section 8(b) below.

          (b)   Number of shares of Common Stock Issuable upon Conversion. The
                ---------------------------------------------------------
number of shares of Common Stock to be issued upon conversion of shares of any Series A Preferred Stock shall be equal to the product of (X) and (Y), where (X) is a fraction, the numerator of which is the Liquidation Preference of such series and the denominator of which is the applicable

                                      -5-
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Conversion Price and (Y) is the number of shares of Preferred Stock to be converted. The number of shares of Common Stock to be issued upon conversion of shares of any Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be equal to the product of (X) and (Y), where (X) is a fraction, the numerator of which is the Initial Conversion Price of such series and the denominator of which is the applicable Conversion Price and (Y) is the number of shares of Preferred Stock to be converted.

          (c)  Mandatory Conversion.
               --------------------

               (i) At any time following the Expiration Date of the Registration Rights, the Corporation shall have the right to automatically convert the shares of Series D Preferred Stock into shares of Common Stock. Conversions pursuant to this Section 7(c) shall be at the Conversion Price.

               (ii) The Corporation shall give written notice of its intention to convert the Series D Preferred Stock to each holder thereof, at such holder's address as it appears on the transfer books of the Corporation, which notice shall specify (i) the total number of shares of Series D Preferred Stock being converted (which shall be all of such shares then outstanding); (ii) the number of shares of Series D Preferred Stock held by the holder which the Corporation intends to convert (which shall be all of such shares then held by the holder);
(iii) the date of conversion (which shall be at least 30 days from the date of mailing of such notice by the Corporation); and (iv) the number of shares of Common Stock that shall be issued upon conversion. On or after the date of conversion, each holder of Series D Preferred Stock shall surrender his certificate for the number of shares to be converted as stated in the notice provided by the Corporation.

          (d) Antidilution Adjustments.  The Conversion Price of the Preferred
              ------------------------
Stock shall be adjusted from time to time in certain cases as follows:

               (i)  Dividend, Subdivision, Combination or Reclassification of
                    ---------------------------------------------------------
Common Stock. If the Corporation shall, at any time or from time to time, (a)
------------
declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each such case, the Initial Conversion Price or the Conversion Price in effect at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification shall be adjusted to that price which will permit the number of shares of Common Stock into which the Preferred Stock may be converted to be increased or reduced in the same proportion as the number of shares of Common Stock are increased or reduced in connection with such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. In the event, if a dividend is declared, such dividend is not paid, the Conversion Price shall be adjusted to the Conversion Price in effect immediately prior to the record date of such dividend.

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          (ii)  Issuance of Additional Common Stock.  If the Corporation shall,
                -----------------------------------
at any time or from time to time, directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Corporation's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares issued in any of the transactions described in Section 7(d)(i)) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (X) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (Y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than the Initial Conversion Price in effect immediately prior to such sale or issuance, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Conversion Price and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Corporation therefor shall be deemed to be the consideration actually received or receivable by the Corporation (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Corporation for the shares of Common Stock covered thereby. If the Corporation shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" received or receivable by or payable to the Corporation for purposes of the first sentence and the immediately preceding sentence of this Section 7(d)(ii), the fair value of such property shall be determined in good faith by the Board of Directors. The determination of whether any adjustment is required under this
Section 7(d)(ii) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Common Stock upon the exercise of such rights to subscribe or purchase; provided, however, that if such rights, options, warrants or convertible or exchangeable securities shall expire without exercise prior to any conversion of the Preferred Stock pursuant to Section 7, then any adjustment made under this Section 7(d)(ii) with respect thereto shall be reversed. The adjustment of the Conversion Price as provided for in this
Section 7(d)(ii) shall apply only to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and shall not apply to the Series D Preferred Stock.

          (iii) De Minimis Adjustments.  No adjustment of the Conversion Price
                ----------------------
 shall be made if the amount of such adjustment would result in a change in the Conversion Price

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per share of less than $.01 but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Conversion Price in excess of $.01 per share. All calculations under this Section 7(d) shall be made to the nearest cent, or the nearest 1/100th of a share, as the case may be. If the Corporation shall, at any time or from time to time, issue Common Stock by way of dividends on any stock of the Corporation or subdivide or combine the outstanding shares of the Common Stock, such amount of $.01 (as theretofore increased or decreased, if such amount shall have been adjusted in accordance with the provisions of this clause) shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as appropriately to reflect the same. Notwithstanding the provisions of the first sentence of this Section 7(d)(iii), any adjustment postponed pursuant to this Section 7(d)(iii) shall be made no later than the earlier of (a) two years from the date of the transaction that would, but for the provisions of the first sentence of this Section 7(d)(iii), have required such adjustment and (b) the date of any redemption or conversion of the shares of Preferred Stock.

               (iv)  Fractional Shares.  Notwithstanding any other provision of
                     -----------------
this Second Amended Certificate of Designations, the Corporation shall not be required to issue fractions of shares upon conversion of any shares of Preferred Stock or to distribute certificates which evidence fractional shares. In lieu of fractional shares of Common Stock, the Corporation shall pay therefore, at the time of any conversion of shares of Preferred Stock as herein provided, an amount in cash equal to such fraction multiplied by the Conversion Price then in effect.

          (d)  Reorganization and Reclassification Adjustment.  If there occurs
               ----------------------------------------------
any capital reorganization or any reclassification of the Common Stock of the Corporation, then each share of Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Corporation upon such reorganization or reclassification in respect of that number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization or reclassification; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation) shall be made to assure that the provisions set forth herein (including provisions with respect to changes in, and other adjustments of, the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Preferred Stock.

          (e)  Mechanics of Conversion.  The option to convert shall be
               -----------------------
exercised by surrendering for such purpose to the Corporation, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and at the time of such surrender, the Person in whose name any certificate for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such person. In the event the Corporation has given written notice of its intention to redeem any or all of the shares to be converted, the certificates representing such shares, duly endorsed in blank or accompanied by proper instruments of transfer, shall be delivered into the

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possession of the Corporation no later than the close of business on the date of redemption identified in the written notice issued pursuant to Section 8(b) below.

          (f)  Certificate as to Adjustments.  Whenever the Conversion Price or
               -----------------------------
the securities or other property deliverable upon the conversion of the Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the shares of Preferred Stock and the Common Stock, a certificate, signed by the Chairman of the Board, Chief Executive Officer or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, its Treasurer or one of its Assistant Treasurers, stating the adjusted Conversion Price and the securities or other property deliverable per share of Preferred Stock calculated to the nearest cent or to the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

          (g)  Reservation of Common Stock.  The Corporation shall at all times
               ---------------------------
reserve and keep available for issuance upon the conversion of the shares of Preferred Stock, the maximum number of its authorized but unissued shares of Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

          (h)  No Conversion Charge or Tax.  The issuance and delivery of
               ---------------------------
certificates for shares of Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the holder of shares of Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

          Section 8.  Redemption of Preferred Stock.
                      -----------------------------

          (a) The Corporation shall have the right to redeem for cash out of funds legally available therefor each share of Series A Preferred Stock and each share of Series D Preferred Stock. The shares of Series A Preferred Stock may be redeemed by the Corporation at any time and the shares of Series D Preferred Stock may be redeemed by the Corporation at any time following the Expiration of the Registration Rights, the Corporation shall have the right to redeem for cash out of funds legally available therefor each share of Series D Preferred Stock. Redemptions of the Series A Preferred Stock made pursuant to this Section 8(a) shall be for a price per share equal to the Liquidation Preference applicable to such shares of Series A Preferred Stock, plus an amount equal to the amount of all unpaid Dividends payable in accordance with Section 4 hereof on each share of Series A Preferred Stock to be redeemed; provided, however, that no shares of Series A Preferred Stock shall be redeemed without the consent of the majority of outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting as a group. Redemptions of the Series D Preferred Stock made pursuant to this Section 8(a) shall be for a price per share equal to the Conversion Price applicable to such share of Series D Preferred Stock, plus an amount equal to the amount of all unpaid Series D Dividends payable in accordance with Section 4 hereof on each share of Series D Preferred Stock to be redeemed; provided, however, that no shares of Series D Preferred Stock shall be redeemed without the consent of the majority of outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting as a group.

          (b) The Corporation shall give written notice of its intention to redeem the Series A Preferred Stock or Series D Preferred Stock as provided herein, to each holder thereof, at such holder's address as it appears on the transfer books of the Corporation, which notice shall specify (i) the total number of shares of Series A Preferred Stock or Series D Preferred Stock being redeemed (which shall be all of such shares then outstanding); (ii) the number of shares of Series A Preferred Stock or Series D Preferred Stock held by the holder which the Corporation intends to redeem (which shall be all of such shares then held by the holder); (iii) the date of redemption (which shall be at least 30 days from the date of mailing of such notice by the Corporation); and
(iv) the redemption price. On or after the date of redemption, each holder of Series A Preferred Stock or Series D Preferred Stock shall surrender his certificate for the number of shares to be redeemed as stated in the notice provided by the Corporation. Dividends will cease to accumulate on shares of Series A Preferred Stock or Series D Preferred Stock called for redemption.

          (c) For the purpose of determining whether funds are legally available for redemption of shares of Series A Preferred Stock or Series D Preferred as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If on the redemption date funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series A Preferred Stock or Series D Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the total redemption amount owed to each holder of Series A Preferred Stock or Series D Preferred Stock, as the case may be, as of the redemption date. The redemption requirements provided hereby shall be continuous, so that if such requirement shall not be fully discharged, funds legally available shall be applied therefor until such requirements are fully discharged in accordance with the preceding sentence.

     Section 9.  Notice of Certain Events.  In case the Corporation shall
                 ------------------------
propose at any time or from time to time (A) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock, (B) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation which would, if consummated result in the mandatory conversion of shares of Preferred Stock, or (E) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall mail to each holder of shares of Preferred Stock via first class mail at such holder's address as it appears on the transfer books of the Corporation, a written notice of such proposed action, which shall specify (1) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of shares of

Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (2) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten (10) business days prior to the applicable record, determination or effective date, specified in such notice.

     Section 10.  Certain Remedies.  Any registered holder of shares of
                  ----------------
Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Second Amended Certificate of Designations and to enforce specifically the terms and provisions of this Second Amended Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

     Section 11.  Method of Election.  For purposes of this Third Amended
                  ------------------
Certificate of Designations, any election required or allowed to be made by the majority of the holders of Preferred Stock shall be effective upon receipt by the Company of the written consent of a majority of such holders.

     Section 12.  Status of Reacquired Shares.  Shares of Preferred Stock which
                  ---------------------------
have been issued and converted or redeemed shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     The undersigned, Neil Gibbons and Daniel Huber, Chief Executive Officer and Secretary of Virtual Telecom, Inc., respectively, hereby declare and certify under penalty of perjury that the foregoing Certificate is the act and deed of the Corporation and that the facts herein stated are true.

     Executed at Geneva, Switzerland on December 28, 1999.


                                                  /s/ Neil Gibbons
                                               ----------------------------
                                               NEIL GIBBONS
                                               Chief Executive Officer


                                                  /s/ Daniel Huber
                                               ----------------------------
                                               DANIEL HUBER
                                               Secretary

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